Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly revenue of $414 million, up 12% over comparable period last year

GAAP diluted earnings per share of $0.25 versus $0.04 in comparable period last year

Non-GAAP diluted earnings per share of $0.40 versus $0.32 in comparable period last year

Board of directors authorizes $400 million increase to share repurchase program

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 21, 2010--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal 2010 ended March 31, 2010.

FINANCIAL RESULTS

In the first quarter of fiscal 2010, Citrix achieved revenue of $414 million, compared to $369 million in the first quarter of fiscal 2009, representing 12 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal 2010 was $47 million, or $0.25 per diluted share, compared to $7 million, or $0.04 per diluted share, for the first quarter of 2009.

Non-GAAP Results

Non-GAAP net income in the first quarter of fiscal 2010 was $75 million, or $0.40 per diluted share, compared to $59 million, or $0.32 per diluted share, in the comparable period last year. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and charges recorded in connection with the restructuring program that the company implemented in January 2009 and the tax effects related to those items.

“I’m pleased with our results for the first quarter,” said Mark Templeton, president and chief executive officer for Citrix. “We saw strong traction across our strategic markets – virtualization, networking and collaboration – and showed good discipline in our operations, leading to solid increases in revenue and profitability. As the IT world moves away from distributed computing into the virtual computing era, Citrix is becoming more strategic with customers everyday.”

In addition to quarterly financial results, Citrix also announced that its board of directors has authorized it to repurchase up to an additional $400 million of its common stock. As of March 31, 2010, approximately $58 million remained in authority from previous approvals.

Q1 Financial Summary

In reviewing the first quarter results of 2010, compared to the first quarter of 2009:

  Product license revenue increased 10 percent;
  Revenue from license updates grew 10 percent;
  Online services revenue grew 18 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 18 percent;
  Revenue increased in the America’s region by 14 percent; increased in the EMEA region by 6 percent; and increased in the Pacific region by 13 percent;
  Deferred revenue totaled $636 million, compared to $535 million on March 31, 2009;
  GAAP operating margin was 13 percent for the quarter, compared to one percent in the first quarter of 2009, and non-GAAP operating margin was 23 percent for the quarter, compared to 19 percent in the first quarter of 2009, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the 2009 restructuring program;
  Cash flow from operations was $144 million, compared with $82 million in the first quarter of 2009; and
  The company repurchased 2.3 million shares at an average price of $43.71.

Financial Outlook for Second Quarter 2010

Citrix management expects to achieve the following results during its second fiscal quarter of 2010 ending June 30, 2010:

  Net revenue is expected to be in the range of $430 million to $440 million;
  Interest income is expected to be $3 million to $4 million;
  Weighted average shares outstanding is expected to be in the range of 190 million to 192 million shares; and
  GAAP diluted earnings per share is expected to be in the range of $0.28 to $0.29. Non-GAAP diluted earnings per share is expected to be in the range of $0.44 to $0.45, excluding $0.08 related to the effects of amortization of intangible assets primarily related to business combinations, $0.14 related to the effects of stock-based compensation expenses, certain charges recorded in conjunction with the company’s 2009 restructuring program, if any, and, $(0.05) to $(0.07) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2010

Citrix management expects to achieve the following results during its fiscal year 2010 ending December 31, 2010:

  Net revenue is expected to be in the range of $1.765 billion to $1.78 billion;
  Non-GAAP operating margin is expected to increase by 100 basis points compared to fiscal year 2009, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense, and certain charges recorded in conjunction with the company’s 2009 restructuring program;
  Interest income is expected to be $16 million to $19 million; and
  GAAP diluted earnings per share is expected to be in the range of $1.29 to $1.34. Non-GAAP diluted earnings per share is expected to be in the range of $1.88 to $1.91, excluding $0.33 related to the effects of amortization of intangible assets primarily related to business combinations, $0.52 related to the effects of stock-based compensation expenses, certain charges recorded in conjunction with the company’s 2009 restructuring program and $(0.23) to $(0.30) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the first quarter of 2010, Citrix announced:

  The Feature Pack 1 release of Citrix® XenDesktop® 4, which sets new scalability records, simplifies management, and lets end user access virtual desktops up to five times faster – all in order to accelerate the adoption of desktop virtualization.
  Citrix XenDesktop 4 was honored as an InfoWorld 2010 Technology of the Year Award winner, selected by editors and reviewers as one of the best and most innovative products on the IT landscape.
  The release of Citrix® XenApp® 6, with major enhancements to the de facto standard for on-demand application delivery that simplifies management, enhances scalability, and expands high-definition support and self-service access to apps from any device, including PCs, Macs, laptops and smart phones.
  A new high-performance appliance in its Citrix® NetScaler® MPX™ family of application networking systems to round out a comprehensive and cost-effective product line that spans small, single application virtual appliances to massive, high-end systems designed to power the world’s busiest websites with unmatched scalability.

  A joint collaboration agreement with Microsoft to accelerate virtual desktop adoption. The agreement includes the “VDI Kick Start” promotion, which offers new customers a more than 50 percent discount off the estimated retail price and the “Rescue for VMware VDI” promotion, which allows VMware customers to trade in up to 500 View licenses at no additional cost in order to “jump start” a complete VDI solution. Additionally, the companies will work together to enable the high-definition HDX technology in Citrix XenDesktop to enhance and extend the capabilities of the Microsoft RemoteFX platform, ensuring that virtual desktops are a rich, high-definition experience for all users, regardless of their device, location or role.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 30 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 66478600).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtual computing solutions that help companies deliver IT as an on-demand service. Founded in 1989, Citrix combines virtualization, networking, and cloud computing technologies into a full portfolio of products that enable virtual workstyles for users and virtual datacenters for IT. More than 230,000 organizations worldwide rely on Citrix to help them build simpler and more cost-effective IT environments. Citrix partners with over 10,000 companies in more than 100 countries. Annual revenue in 2009 was $1.61 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Second Quarter 2010 and Fiscal Year 2010 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels, including XenDesktop 4; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop 4 and its other virtualization offerings, while maintaining growth in its core products, especially XenApp; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products as the enterprise software landscape evolves; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to manage unexpected expenses; impairment of the value of the company's investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation, including litigation challenging our intellectual property rights; changes in the company's pricing, packaging and licensing models which may impact Citrix's revenue recognition, including with respect to XenDesktop 4 and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for Citrix's Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In the company’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, XenDesktop®, XenApp® NetScaler®, MPX™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product licenses	$122,706	$111,900
License updates	162,955	148,198
Online services	84,950	71,980
Technical services	43,661	36,980
Total net revenues	414,272	369,058

Cost of net revenues:
Cost of product license revenues	12,651	11,494
Cost of services revenues	23,690	21,623
Amortization of product related intangible assets	12,358	12,099
Total cost of net revenues	48,699	45,216

Gross margin	365,573	323,842

Operating expenses:
Research and development	77,702	71,037
Sales, marketing and services	170,520	163,589
General and administrative	60,619	58,489
Amortization of other intangible assets	4,157	4,994
Restructuring	500	20,730
Total operating expenses	313,498	318,839

Income from operations	52,075	5,003

Other income, net	3,933	1,169
Income before income taxes	56,008	6,172

Income taxes	8,659	(755)
Net income	$47,349	$6,927

Earnings per common share – diluted	$0.25	$0.04
Weighted average shares outstanding – diluted	188,842	182,373

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	March 31, 2010	December 31, 2009
ASSETS:
Cash and cash equivalents	$281,847	$261,443
Short-term investments	391,220	338,168
Accounts receivable, net	242,607	304,912
Other current assets, net	165,251	134,772
Total current assets	1,080,925	1,039,295

Long-term investments	717,933	607,646
Property and equipment, net	243,094	247,703
Goodwill and other intangible assets, net	1,123,560	1,113,014
Other long-term assets	72,948	83,489
Total assets	$3,238,460	$3,091,147

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$263,208	$278,850
Current portion of deferred revenues	570,743	555,514
Total current liabilities	833,951	834,364

Long-term portion of deferred revenues	65,544	63,336
Other liabilities	4,334	4,940

Stockholders' equity	2,334,631	2,188,507
Total liabilities and stockholders’ equity	$3,238,460	$3,091,147

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Three Months Ended March 31, 2010
OPERATING ACTIVITIES
Net Income	$47,349
Adjustments to reconcile net income to net cash provided by
Amortization and depreciation	33,995
Stock-based compensation expense	24,927
Provision for accounts receivable allowances	1,454
Other non-cash items	(1,884)
Total adjustments to reconcile net income to net cash
provided by operating activities	58,492
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	60,112
Prepaid expenses and other current assets	(32,877)
Other assets	(2,233)
Deferred tax assets, net	10,246
Accounts payable and accrued expenses	(14,347)
Deferred revenues	17,438
Other liabilities	(615)
Total changes in operating assets and liabilities, net of the effects of acquisitions	37,724
Net cash provided by operating activities	143,565

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(163,569)
Proceeds from repayments of trading securities	3,026
Purchases of property and equipment	(11,261)
Cash paid for acquisitions, net of cash acquired	(9,466)
Cash paid for licensing and core technology	(7,293)
Net cash used in investing activities	(188,563)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	154,930
Excess tax benefit from exercise of stock options	13,581
Stock repurchases	(99,993)
Other	(2,676)
Net cash provided by financing activities	65,842
Effect of exchange rate changes on cash and cash equivalents	(440)
Change in cash and cash equivalents	20,404
Cash and cash equivalents at beginning of period	261,443
Cash and cash equivalents at end of period	$281,847

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization and in-process research and development primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31,
	2010	2009
GAAP operating margin	12.6%	1.4%
Add: stock-based compensation	6.0%	7.6%
Add: amortization of product related intangible assets	3.0%	3.3%
Add: amortization of other intangible assets	1.0%	1.3%
Add: restructuring charges	0.1%	5.6%
Non-GAAP operating margin	22.7%	19.2%

	Three Months Ended March 31,
	2010	2009
GAAP net income	$47,349	$6,927
Add: stock-based compensation	24,927	28,148
Add: amortization product related intangible assets	12,358	12,099
Add: amortization of other intangible assets	4,157	4,994
Add: restructuring charges	500	20,730
Less: tax effects related to above items	(14,242)	(14,028)
Non-GAAP net income	$75,049	$58,870

	Three Months Ended March 31,
	2010	2009
GAAP earnings per share – diluted	$0.25	$0.04
Add: stock-based compensation	0.13	0.15
Add: amortization of product related intangible assets	0.07	0.07
Add: amortization of other intangible assets	0.02	0.03
Add: restructuring charges	-	0.11
Less: tax effects related to above items	(0.07)	(0.08)
Non-GAAP earnings per share – diluted	$0.40	$0.32

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2010	2010
GAAP earnings per share - diluted	$0.28 to $0.29	$1.29 to $1.34
Add: Adjustments to exclude the effects of
amortization of intangible assets	0.08	0.33
Add: Adjustments to exclude the effects of
expenses related to stock-based compensation	0.14	0.52
Add: restructuring charges from 2009
restructuring	-	-
Less: Differential between the GAAP and non-GAAP
tax rates and tax effects related to above items	(0.05) to (0.07)	(0.23) to (0.30)
Non-GAAP earnings per share - diluted	$0.44 to $0.45	$1.88 to $1.91

CONTACT:
Citrix Systems, Inc.
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com